Exhibit 10.1
Portions of this agreement have been omitted and separately filed with the SEC with a request for confidential treatment. The location of those omissions have been noted by [**].
FORM OF HENRY SCHEIN, INC. DISTRIBUTION AGREEMENT
          This Distribution Agreement (“Agreement”) is made and entered into as of July 29, 2005 (“Effective Date”) by and between Henry Schein, Inc. (“HSI”), on behalf of itself and its wholly-owned U.S. subsidiaries (“Subsidiaries”) to participate under this Agreement (HSI and the Subsidiaries, individually and collectively referred to herein as “Buyer”), having its principal place of business at 135 Duryea Road, Melville, New York 11747, and Laserscope (“Seller”), having its principal place of business at 3070 Orchard Drive, San Jose, California 95134.
          In consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the sufficiency of which is acknowledged by both parties, the parties above agree as follows:
1.    Appointment. Subject to the terms and conditions set forth herein, Seller appoints Buyer as its nonexclusive national distributor for the resale of all products of Seller listed on Exhibit A (the “Products”) to physicians and physician practices within the United States of America including the District of Columbia, all 50 states, and all its territories and possessions (the “Territory”), and Buyer accepts such appointment. Subject to the terms and conditions set forth herein, such appointment shall be in effect for a period of three (3) years following the Effective Date and shall continue automatically in effect for successive terms of three (3) years each until terminated as described in Section 12 below. Buyer’s rights hereunder are non-assignable (except in accordance with Section 14(d) below), non-licensable and non-sublicensable.
2.    Price. Seller shall sell the Products to Buyer in such quantities as Buyer may order and at the [**] delivered to Buyer’s principal place of business. [**].
3.    Representations and Warranties.
          3.1    Seller hereby represents and warrants to Buyer that:
          (a)    All corporate actions on the part of Buyer, its respective officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement and the performance of all obligations of it hereunder have been taken or will be taken prior to the execution hereof, and the Agreement, when executed and delivered by the parties, shall constitute valid and legally binding obligations of the parties, enforceable against the respective parties in accordance with its terms;
          (b)    Seller will convey to Buyer good title to the Products, free and clear of all security interests, liens or other encumbrances of any kind or character;
          (c)    Seller has manufactured, packaged and is selling the Products to Buyer in compliance with all applicable federal, state, and local laws, rules and regulations (including, without limitation, applicable laws regarding labeling, environmental protection, shipping, labor, customs regulations, country of origin requirements and the Foreign Corrupt Practices Act, and any applicable ISO standards) and shall not violate any trademark, trade dress, trade name, trade secret, patent, or copyright. None of the Products when disposed of will constitute “hazardous waste” under regulations (the “Regulations”) promulgated by the Environmental Protection Agency under Subpart C of the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976, as amended, or if any of the Products when disposed of will constitute “hazardous waste” under the Regulations, Seller has notified Buyer as to the identity of such Products;
(d)	[**];
(e)	[**];
(f)	[**]; and
(g)	[**].
3.2	Buyer represents and warrants to Seller that:
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          (a)    All corporate actions on the part of Seller, its respective officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement and the performance of all obligations of it hereunder have been taken or will be taken prior to the execution hereof, and the Agreement, when executed and delivered by the parties, shall constitute valid and legally binding obligations of the parties, enforceable against the respective parties in accordance with its terms.
          (b)    Buyer has been duly registered and organized in accordance with any and all applicable laws, has received any and all necessary governmental authorizations to enter into and perform its obligations under this Agreement, and that its entry into and performance under this Agreement will not violate applicable laws.
          (c)    Buyer is duly registered with all necessary tax authorities and is in compliance with all payment obligations, including tax obligations, in accordance with applicable laws.
          (d)    Buyer’s bank accounts have been established and operated in accordance with applicable laws. All transactions of Buyer required to be carried out through authorized banks have been so carried out. Buyer has not and will not breach any currency regulation or currency control legislation, or any bank secrecy act, rules or regulations.
4.   Duties of the Parties
          4.1.   Seller’s Duties. Seller hereby agrees, as long as this Agreement is in effect, as follows:
          (a)    [**];
          (b)    During the term of this Agreement, Seller shall maintain commercial general liability insurance with minimum limits of coverage of [**]. The policy shall be an occurrence-based and not claims-made policy, except that Seller may provide a claims-made policy based upon Seller’s representation and warranty as follows: Seller hereby represents and warrants that [**] it shall continue to renew its product liability coverage for the term of this Agreement [**]. In the event that Buyer determines that Seller is not complying with its insurance obligations hereunder, Buyer may purchase and/or renew such insurance coverage necessary for Seller to comply with Seller’s insurance obligations hereunder. Seller shall reimburse Buyer for such costs incurred, and Buyer may offset the cost of such insurance against any amounts it owes Seller. This occurrence-based or claims-made coverage shall insure against [**]. Upon execution of this Agreement, Seller shall provide Buyer with a certificate of insurance [**] with respect to all forms of coverage available to Seller pursuant to its policy or policies of general liability insurance, including but not limited to the forms of coverage identified above, and with the limits of liability specified above. Seller shall furnish to Buyer a certificate of insurance evidencing such coverage, certifying that the policy or policies of insurance described therein will not be altered, modified or canceled in any way that adversely affects Buyer’s interest hereunder without giving Buyer [**] written notice;
          (c)    Subject to Section 8 hereof, Seller shall promptly satisfy Buyer’s orders for the Products, to enable Buyer to maintain a supply of the Products sufficient to provide adequate and timely service to Buyer’s customers; and
          (d)    Seller will provide notice to Buyer of any regulatory action related to its operations that is likely to have a material adverse effect on Seller’s ability to comply or perform under this Agreement and Seller shall be responsible, if required by applicable Legal Requirements, for notifying the appropriate federal, state and local authorities of any customer complaints or other occurrences regarding the Products, evaluating all complaints and responding to Buyer in writing on the resolution of any complaints from Buyer for its customers.
          4.2    Buyer’s Duties. Buyer hereby agrees, as long as this Agreement is in effect, as follows:
          (a)    Buyer shall [**] promote the products and to satisfy customer demand for the Products;
          (b)    Buyer, at least [**] each year, shall provide reasonable time for certain of its sales personnel to meet with a sales representative of Seller;
          (c)    Buyer shall actively promote, distribute and sell Products only within the Territory, and neither Buyer nor its Subsidiaries shall promote or solicit orders for Product or sell, offer to sell or otherwise distribute Product outside the Territory, or where they ought reasonably to be aware that the ultimate destination for Product is outside the Territory. Buyer and its Subsidiaries and their respective employees and agents shall not promote Product for any indications not approved for such Product by the United
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States Food and Drug Administration. Buyer shall forward to Seller all inquiries relating to Products from customers or potential customers outside the Territory;
          (d)    Buyer shall not make any alterations or knowingly permit any alterations to be made to Product (including without limitation labeling, instructions or equipment) without Seller’s express written consent, which consent may be withheld in Seller’s sole discretion;
          (e)    Buyer shall, and shall require its Subsidiaries to, conduct all promotion, marketing, distribution and sale of Products, including, without limitation, handling, inventory and storage of Product, in compliance with all applicable laws and regulations and all applicable rules and requirements of Seller;
          (f)    Buyer shall, at its expense, obtain and maintain in full force and effect throughout the term of this Agreement any and all licenses and approvals necessary for its distribution and sale of Product in the Territory, in full compliance with all applicable laws and regulations. Buyer shall not use any advertisement or marketing material on, with respect to or relating to any Product unless such advertisement or marketing material has been provided by Seller or has first been submitted to and approved by Seller in advance in writing;
          (g)    Buyer shall provide notice to Seller of any regulatory action related to its operations that is likely to have a material adverse effect on Buyer’s ability to comply or perform under this Agreement;
          (h)    Buyer shall not, without Seller’s prior written consent, appoint any subdistributors or agents to promote and/or distribute Products. Further, notwithstanding any such appointment, or Seller’s approval thereof, Buyer shall at all times remain fully liable for performance of its subdistributors and/or agents and Buyer hereby agrees to indemnify and hold harmless Seller from all damages, losses, costs or expenses arising in any manner from any act or omission on the part of its subdistributors or agents;
          (i)    Buyer shall promptly furnish Seller with copies of any correspondence or other communications from its customers with respect to the use of the Products, Product applications, suggestions for modification of or improvement to the Products, and other pertinent information; and
          (j)    The Products are offered for sale and manufactured by Seller. Such sale does not convey or license to Buyer the right to, and Buyer shall not, directly or indirectly, manufacture, duplicate or otherwise copy or reproduce any of the Products or any portion thereof. In addition, Buyer shall not, directly or indirectly, reverse engineer any of the Products or any portion thereof, including without limitation, any designs, assemblies, lasers, fiber optics, circuits, firmware or software contained therein. Buyer will take appropriate steps to inform its customers of and assure compliance with these restrictions.
          (k)    As a condition to amendment of the definition of “Products” pursuant hereto, Buyer shall take such actions as Seller may deem necessary or appropriate to ensure end user compliance with the Seller’s policies, procedures and restrictions of use of such new Products.
4.3 [**].
4.4 [**].
5.         Shipment, Risk of Loss and Title. All shipments of Products (other than drop shipments directly from Seller to Buyer’s customers) shall be shipped by Seller [**], with risk of loss and title to Products to pass to Buyer upon [**], unless otherwise specified in an agreement signed by the parties hereto. Drop shipments of Products directly from Seller to Buyer’s customers shall be shipped by Seller [**], with risk of loss and title to Products to pass to Buyer [**]. [**].
6.         Defective Products. In the event that any of the Products when delivered to recipient do not conform to Seller’s warranty or are otherwise defective or damaged as delivered to the recipient, recipient shall notify Seller as to such condition promptly upon recipient’s discovery of same, and shall provide Seller with a reasonable opportunity to inspect such Products. Seller shall, in its sole discretion, either repair or replace or shall refund the invoice price associated with, any Products which do not conform to Seller’s warranty or are otherwise defective or damaged as delivered to the recipient, upon the return of such Products to Seller. All transportation charges for the return of such Products shall be paid by [**].
7.         Returned Products
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          7.1         Pre-authorized Returns. In the event that (i) Seller fails to correctly fill any of Buyer’s orders for Products, or (ii) Products are discontinued and unsalable, or (iii) the Products are subject to an injunction or governmental order or regulation which suspends the marketability of the Products, or (iv) the Products are subject to expiration dating and have a remaining “shelf life” of less than [**] (unless otherwise agreed to by the parties and attached as an Exhibit hereto) of their total “shelf life,” or (v) Products are returnable without authorization pursuant to any written agreement between Buyer and Seller, then Buyer shall have the right to return the affected Products to Seller and to receive a refund of the invoice price for such Products. Unless otherwise agreed, Buyer shall return all Products to Seller by Seller’s catalog and/or lot numbers. All transportation charges resulting from the return of Products pursuant to this Subsection 7.1 shall be paid [**].
          7.2         Other Returns. For specific Products purchased by and shipped directly to Buyer pursuant to a purchase order indicating that such Products are not being purchased for resale to a specified third party (i.e. such Products are being purchased for Buyer’s inventory), Buyer shall have the right to return for its convenience any such specific Product to Seller within [**] of its delivery to Buyer, provided such Product is identified by applicable serial number and is in new and unopened condition (with sufficient expiration dating, if applicable). For any Products shipped directly to Buyer for consignment, Buyer shall have the right to return a number of Products agreed in writing in advance by Seller and Buyer that are in new and unopened condition (with sufficient expiration dating, if applicable) to Seller [**]. Seller shall provide a return authorization to Buyer for such returns pursuant to this Subsection 7.2 within [**] of a request for return authorization. Seller shall credit Buyer, within [**] from the date of the return, the amount of the invoice price associated with all Products returned pursuant to this Subsection 7.2. [**] shall pay all transportation charges associated with the return of such Products to Seller pursuant to Subsection 7.2. [**].
8.         Excusable Delays. Seller shall not be charged with any liability for delay or non-delivery of the Products when due to delays of suppliers, acts of God or the public enemy, compliance in good faith with any applicable foreign or domestic governmental regulation or order whether or not proven to be valid, riots, labor disputes, unusually severe weather or any other cause beyond the reasonable control of Seller. Seller shall give Buyer written notification of any material or indefinite delay due to such causes. Within [**] after receipt of any such notification from Seller, Buyer shall instruct Seller in writing that the portion of Buyer’s order affected by such delay is either (i) affirmed, and the time for performance extended for as many days as such causes actually retard deliveries; or (ii) terminated.
9.         Taxes. Buyer is responsible for all taxes (excluding Seller’s income taxes) arising from Seller’s sale of the Products to Buyer. If Buyer claims exemption from any taxes related to such sales, Buyer shall supply such documentation as Seller is required to collect to support such exemption. Seller shall include amounts on its invoices for any taxes related to such sales that it is required to collect under applicable laws and will remit them to the appropriate governmental agencies. Buyer agrees to pay for any taxes related to such sales that are billed on Seller’s invoices. Buyer is solely responsible for the payment of any other taxes arising from its purchase of the Products. Buyer agrees to pay Seller for any additional taxes related to such sales (excluding Seller’s income taxes) that are assessed by governmental agencies.
10.         Trademarks and Other Intellectual Property: Use of Buyer’s Name.
          10.1         All Seller trademarks (the “Trademarks”) and derivatives thereof relating to Products, and all technology and other Intellectual Property (as defined below), are the sole and exclusive property of Seller. Seller hereby grants Buyer permission to use the Trademarks in the Territory for the limited purpose of Buyer performing its rights and obligations under this Agreement during the Term. Products shall be promoted, sold and distributed only under the Trademarks. Buyer shall ensure that each use of and reference to any of the Trademarks (by Buyer or its Subsidiaries) is accompanied by a statement that it is a registered trademark of Seller. Seller may, in its sole discretion, modify or discontinue the use of any trademark and/or use one or more additional or substitute marks or names, and Buyer and its Subsidiaries shall be obligated to do the same in connection with marketing and selling Products.
          For purposes of this Agreement, “Intellectual Property” means all of Seller’s worldwide patents, software, Trademarks, trade names, inventions, copyrights, regulatory approvals, know-how, Trade Secrets, and all the goodwill associated therewith, and all other intellectual property rights, in existence as of the effective date of this Agreement or hereafter developed or acquired by Seller, relating to the design, manufacture, operation or maintenance of the Products.
          For purposes of this Agreement, “Trade Secrets” means any formula, pattern, device, or compilation of information which is used in Seller’s business and which provides competitive advantage to Seller and which is not known or used by Seller’s competitors or the public. This term includes, but is not limited to, formulas, compounds, manufacturing or servicing processes, methods for treating or preserving materials, patterns for the design or operation of machines and devices, materials filed with governmental agencies, regulatory submission with government agencies, customer lists, and information relating to the marketing of Seller’s products and services.
[**] Confidential or proprietary information redacted.

          10.2         Neither Buyer nor its Subsidiaries shall: (i) use the Trademarks in any way that might prejudice their distinctiveness or validity or the goodwill of Seller therein; (ii) use any Trademark in connection with the sale of any other product, or use any other trademark other than the Trademarks, in connection with Products; (iii) modify Products or its labeling or packaging or alter, obscure, or remove the Trademarks, indication of the source of origin, other means of identification or other markings used on or in relation to Product; or (iv) at any time during or after the term of this Agreement challenge or assist others to challenge the Trademarks or the registration thereof, or use or make any application for registration in the Territory of any trademarks or tradenames so resembling any trademark or tradename of Seller (including, without limitation, any Trademark) as to be likely to cause confusion or deception. [**].
          10.3         The Product(s) may contain software which is proprietary to Seller. Seller at all times retains ownership of and title to the software supplied with a Product, and to the Trade Secrets (as defined herein) embodied in such software. Subject to the terms of this Agreement, Seller grants Buyer a non-exclusive license to use such software in the form(s) and on the medium(s) which is/are delivered. The use of these programs are for the purpose of operating the Product(s) in accordance with the instructions in the Operator’s Manual(s) and for no other purposes. Buyer may not reverse assemble or reverse compile such software, nor make any copy of such software or apply any techniques to derive the Trade Secrets embodied therein. No licenses are granted by Seller to Buyer under this Agreement, whether by implication, estoppel or otherwise, except as expressly set forth herein.
          104         In the event Buyer becomes aware of any infringement of, or threatened or suspected infringement of, or challenge to any Trademark or other Intellectual Property of Seller, Buyer shall notify Seller immediately. Seller shall investigate any alleged violation and may take legal action as it deems appropriate to resolve the issue and to prevent others from infringing on its Intellectual Property rights within the Territory. At Seller’s reasonable request, and at Seller’s expense, Buyer shall cooperate with and assist Seller in connection with any such infringement.
          10.5         Except only for the limited rights as expressly permitted hereunder, and then only as necessary for the proper performance of Buyer’s obligations hereunder, Buyer hereby acknowledges that it shall acquire no rights, express or implied, in respect of any of Seller’s Intellectual Property, including the tradenames or trademarks of Seller (including but not limited to the Trademarks) or of the goodwill associated therewith and that all such rights and goodwill are, and shall remain, vested in Seller.
          10.6         Buyer will not do, nor will Buyer allow or authorize its Subsidiaries or anyone else to do, any act which would or might invalidate or be inconsistent with the Intellectual Property of Seller (including the Trademarks), and Buyer shall not omit or allow or authorize anyone to omit to do any act which, by its omission, would have that effect.
11.         [**].
12.         Termination.
          12.1 Either party hereto may terminate this Agreement, as follows: (1) for cause, upon [**] written notice to the other party, in the event that the other party: (i) shall fail to perform any of the obligations in this Agreement (unless such failure is caused by a material act or omission by the other party) and such failure shall continue for a period of [**] after written notice thereof; or (ii) shall become insolvent, file a voluntary petition under any law relating to bankruptcy or insolvency, or shall become unable to pay its debt when due; or (2) without cause, by giving the other party [**] advance written notice thereof.
          12.2         Upon expiration or termination of this Agreement, Buyer will return to Seller, at [**] expense (1) all sales promotion materials and aids provided hereunder and (2) any tools or equipment loaned or furnished to Buyer pursuant to this Agreement. Buyer also shall furnish Seller with the names and addresses of (1) customers that have purchased or otherwise acquired Products from Buyer, and (2) any persons or entities that have assisted in the sale or distribution of the Products.
          12.3         The provisions of this Agreement expressly concerning obligations of records and payment, confidentiality and non-disclosure, indemnification, termination, and provisions concerning Product warranties, no right to manufacture or copy, no reverse engineering, intellectual property rights, and limitations of liability, shall survive any expiration or termination of this Agreement for any reason.
          12.4         IN THE EVENT OF TERMINATION BY EITHER PARTY IN ACCORDANCE WITH ANY OF THE PROVISIONS OF THIS AGREEMENT AND SUBJECT TO SECTION 13.4, NEITHER PARTY SHALL BE LIABLE TO THE OTHER, AND EACH PARTY HEREBY EXPRESSLY WAIVES ALL RIGHTS, BECAUSE OF SUCH TERMINATION, FOR COMPENSATION, REIMBURSEMENT OR DAMAGES ON ACCOUNT OF THE LOSS OF PROSPECTIVE PROFITS OR ANTICIPATED SALES OR ON ACCOUNT OF EXPENDITURES, INVENTORY, INVESTMENTS, LEASES OR
[**] Confidential or proprietary information redacted.

COMMITMENTS IN CONNECTION WITH THE BUSINESS OR GOODWILL OF SELLER OR BUYER. TERMINATION SHALL NOT, HOWEVER, RELIEVE EITHER PARTY OF OBLIGATIONS INCURRED PRIOR TO THE TERMINATION.
13. Confidentiality and Non-Disclosure.
          13.1         As used herein, “Confidential Information” shall mean any information relating to the business of the disclosing party which the disclosing party has marked as “confidential,” designated as confidential in this Agreement or, in the case of oral information, has identified as confidential in writing to the receiving party within thirty (30) days of disclosure. Notwithstanding the foregoing, information which is orally or visually disclosed to the receiving party by the disclosing party, or is disclosed in writing without an appropriate letter, proprietary stamp or legend, shall constitute Confidential Information if it would be apparent to a reasonable person, familiar with the disclosing party’s business and the industry in which it operates, that such information is of a confidential or proprietary nature. The pricing and pricing terms in this Agreement and any other agreement between Seller and Buyer shall be deemed “Confidential Information.” Notwithstanding anything to the contrary in this Section 13, Confidential Information shall not include: information that is approved for public release by the written authorization of the disclosing party; information that was disclosed to the receiving party by a third party having the legal right to make such disclosure, or which the receiving party can establish was in its lawful possession prior to its receipt thereof from the disclosing party; information that is in the public domain prior to the receiving party’s receipt thereof from the disclosing party, or which subsequently becomes a part of the public domain other than by the receiving party’s negligence or wrongful act; such information required to be disclosed by law, governmental or regulatory request or legal process; or information that the receiving party can establish was independently developed without breach of this Agreement or use of Confidential Information.
          13.2         Non-disclosure. Except to the extent permitted under this Section 13, each party: (i) shall not disclose Confidential Information of the other party to any third party without first obtaining the express written permission of the disclosing party; (ii) shall use Confidential Information of the other party only as is necessary to fulfill its obligations pursuant to this Agreement; (iii) shall limit such disclosure to any of its officers, employees or agents on a need-to-know basis for purposes of fulfilling its obligations under this Agreement, provided that any such non-employees of recipient are bound by this Agreement or confidentiality obligations substantially similar to those set forth in this Agreement; and (iv) may disclose this agreement, any amendments, and such Confidential Information to its outside attorneys and independent accountants, on a need to know basis. Notwithstanding the foregoing, Confidential Information of the other party may be disclosed pursuant to a subpoena or court order, provided that the receiving party gives prompt notice to the disclosing party that it intends to make such disclosure so that the other party can take any appropriate steps it deems necessary to limit the extent of such disclosure or to seek protection of such disclosure.
          13.3         Nothing in this Section shall impair either party’s compliance with any requirements of the Securities and Exchange Commission or the national securities exchange or other stock market on which such Party’s securities are traded. In connection with any filing by either Party of a copy of this Agreement with the Securities and Exchange Commission (or the national securities exchange or other stock market on which such Party’s securities are traded), the filing party shall endeavor to obtain confidential treatment of economic and trade secret information.
          13.4         Effect of Termination or Expiration. Upon termination or expiration of this Agreement, each party shall return to the other party or destroy any Confidential Information of the other party and provide a written verification of such return or destruction. Each party’s obligation to maintain the confidentiality of Confidential Information shall survive [**] following termination or expiration of this Agreement.
14.      Miscellaneous.
          (a)         The relationship between the parties hereto shall be that of independent contracting parties. Under no circumstances will either party hereto act or attempt to act, or represent itself, directly or indirectly, as an agent of the other party hereto except as expressly permitted herein. All sales and other agreements between Buyer and its customers are Buyer’s exclusive responsibility and do not affect Buyer’s obligations under this Agreement. Buyer shall assume sole responsibility for all claims, damages, obligations, injuries and liabilities, including non-compliance with local regulatory requirements, arising from its acts or omissions or the acts or omissions of its employees, servants, agents clients, or representatives.
          (b)         This Agreement and the transactions provided for herein are to be governed by and construed in accordance with the laws of the State of California without regard to laws dictating choice of law or resolving conflicts of laws. The parties hereby agree that any action that arises from this agreement shall be subject to the exclusive jurisdiction of the courts within Santa Clara County in the State of California.
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          (c)         This Agreement embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof. No subsequently delivered invoice, purchase order, acknowledgment, confirmation, standard terms and conditions or similar document, whether submitted in writing, electronically, or via fax, containing terms inconsistent herewith shall be effective to amend or modify this Agreement unless such document expressly states the intention to do so and is signed by both parties hereto. The failure on the part of either party to exercise or enforce any right under this Agreement shall not be deemed to be a waiver of any such right or similar subsequent rights or operate to bar the exercise of enforcement thereof at anytime or times thereafter.
          (d)         Neither party may assign this Agreement or any of its rights, duties or obligations hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed; provided that either party may assign this Agreement and its rights, duties and obligations hereunder to a successor entity in connection with the sale of all or substantially all of its assets or the merger, acquisition or other consolidation of such party with or into another party, and the other party’s consent shall not be required hereunder in connection therewith. This Agreement shall be binding upon and inure to the benefit of the permitted assigns and successors in interest of the respective parties.
          (e)         All notices, requests, demands and other communications called for or contemplated herein shall be in writing and sent by commercial courier or commercial overnight delivery service (e.g., FedEx, DHL) , to the address shown on the first page of this Agreement, or at such other address, as either party may designate in writing. A notice shall be deemed delivered upon the date of its actual receipt.
          (f)         All sales by Buyer shall be exclusive of Seller’s service contract revenue. All service contract revenues shall be handled directly through the Seller’s organization.
          (g)         Neither party shall provide any compensation or other benefit to the other party’s employees without the prior written consent of such other party and each party hereto agrees to promptly disclose any financial relationships between it and any of the other party’s employees which may give rise to a conflict of interest between such employee and his employer.
          (h)         No right, express or implied, is granted to Seller hereunder to use in any manner any name, trade name, trademark or service mark of Buyer, and no right, express or implied, is granted to Buyer hereunder to use in any manner any name, trade name, trademark or service mark of Seller.
          (i)         If any court or other competent authority holds any provision of this Agreement to be void or unenforceable in whole or part, this Agreement shall continue to be valid as to the other provisions and the remainder of the affected provision.
          (j)         This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.
          IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

(“Buyer”)	(“Seller”)
HENRY SCHEIN, INC	LASERSCOPE

By: Its:	By: Its: President and Chief Executive Officer
Date:	Date:
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Exhibit A
Products
[**]
[**] Confidential or proprietary information redacted.